Exhibit 99.1

Fort Lauderdale, FL, February 4, 2025 — OptimumBank Holdings, Inc. (NYSE American: OPHC) (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”). Today the Company reported robust financial performance for the year ended, December 31, 2024. The Company achieved net income of $13.1 million, or $1.39 per basic share and $1.33 per diluted share, compared to net income of $6.3 million, or $0.87 per basic and diluted share, for the same period in 2023. This reflects significant growth in both revenue and profitability year-over-year, driven by strong increases in net interest income and noninterest income.

Key Financial Highlights:

●	Net interest income for the year ended December 31, 2024, reached $34.7 million, reflecting a robust 46.3% increase from $23.7 million for the same period in 2023. This growth was primarily driven by a 43.1% rise in average interest-earning assets, alongside a slight improvement in net interest margin.
●	Net interest margin increased to 3.83%, up from 3.75% for the year ended December 31, 2023, reflecting effective asset utilization despite the upward pressures on funding costs associated with interest-bearing deposits.
●	Noninterest income for the year ended December 31, 2024, grew to $4.6 million, a 33.9% increase from $3.5 million in 2023, driven primarily by higher service charges and a solid increase in other noninterest income sources.

Asset and Deposit Growth:

●	Gross loans expanded to $804.0 million as of December 31, 2024, reflecting an 18.2% increase from $680.1 million as of December 31, 2023, driven by sustained demand across our lending products.
●	Total deposits grew by 20.7% to $772.2 million, from $639.5 million as of December 31, 2023.

Capital Position:

●	The Bank’s Tier 1 capital to total assets ratio improved to 10.91% as of December 31, 2024, compared to 10.00% at the end of 2023, reflecting a strengthened capital base that supports continued growth.

Chairman of the Board Commentary

“We are pleased to report strong financial results for the year ended December 31, 2024, underscoring the effectiveness of our strategic initiatives and operational execution. Net income for the period increased to $13.1 million, or $1.39 per basic share and $1.33 per diluted share, a significant improvement from $6.3 million in the prior year. This remarkable growth is a testament to our commitment to generating superior returns for shareholders while enhancing our operational efficiencies and market positioning.”

“Our net interest income demonstrated robust growth, rising 46.3% to $34.7 million, driven primarily by a 43.1% increase in average interest-earning assets. The enhancement in our net interest margin—up 8 basis points to 3.83% from 3.75% year over year—reflects our effective management of asset yields despite the upward pressures on funding costs associated with interest-bearing deposits.”

“Noninterest income also showed strong growth, increasing 33.9% to $4.6 million from $3.5 million last year. This growth was primarily driven by higher service charges and a solid uptick in other noninterest income sources, reflecting the increasing diversification of our revenue base. Concurrently, we experienced a 32.7% rise in noninterest expenses to $19.5 million, mainly due to strategic investments in talent, technology, and infrastructure. These investments—focused on scaling our SBA department and enhancing treasury management capabilities—are expected to generate long-term revenue accretion, positioning us for the future.”

“From an asset perspective, our gross loans expanded to $804 million, reflecting an 18.2% increase from $680.1 million in 2023, driven by sustained demand across our lending products. Our deposit base grew by 20.7% to $772.2 million, with noninterest-bearing deposits increasing by 8.7%. This balanced growth in both loan and deposit portfolios reflect our continued ability to attract and retain high-quality relationships.”

“Looking forward, we remain confident in our ability to capitalize on the current momentum, with a strategic focus on disciplined lending, expense optimization, and innovative product offerings. Earlier this year, we successfully completed an At-the-Market offering of common stock, raising more than $10 million to further strengthen our capital position. We are committed to leveraging our capital, operational efficiency, and market position to continue driving superior returns for our shareholders and stakeholders alike.”

Net Interest Income and Net Interest Margin

Year Ended

(Dollars in thousands)

	December 31, 2024	December 31, 2023	% Change
Average interest-earning assets	$905,036	$632,390	43.1%
Net interest income	$34,690	$23,713	46.3%
Net interest margin	3.83%	3.75%	8 bps

Net interest income for the year ended 2024 was $34.69 million, reflecting a 46.3% increase from $23.71 million in 2023. This growth was primarily driven by a 43.1% increase in average interest-earning assets from the prior year, contributing significantly to the rise in net interest income. The net interest margin improved to 3.83% from 3.75%, up by eight basis points, demonstrating effective asset utilization and growth despite increased interest-bearing deposit costs.

Noninterest Income

Year Ended December 31

(Dollars in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Service charges and fees	$3,780	$3,329
Other	$843	$123
Total noninterest income	$4,623	$3,452

Noninterest income for the year ended 2024 was $4.623 million, a 33.9% increase from $3.45 million in year ended 2023. The increase was primarily driven by higher service charges and fees, which rose to $3.78 million from $3.33 million in 2023. Additionally, there was a significant increase in other noninterest income, which includes loan prepayments, which grew to $843,000 from $123,000 in 2023.

Noninterest Expense

Year Ended December 31

(Dollars in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Salaries and employee benefits	$11,103	$8,261
Professional fees	$1,073	$729
Occupancy and equipment	$884	$773
Data processing	$2,273	$1,699
Regulatory assessment	$799	$550
Litigation Settlement	—	$375
Other	$3,328	$2,274
Total noninterest expenses	$19,460	$14,661

Noninterest expenses for the year ended December 31, 2024, totaled $19.46 million, a 32.7% increase from $14.66 million in 2023. This increase reflects strategic investments to support the Company’s expansion and operational growth.

A significant portion of the increase was driven by salaries and employee benefits, which rose to $11.10 million from $8.26 million, reflecting the bank’s commitment to strengthening its workforce to support expanding service offerings.

Data processing expenses grew from $1.70 million to $2.27 million, due to investments in advanced treasury management software. This technology enhances our ability to serve current clients and attract new business, generating additional fee income as we expand our treasury management capabilities.

Further contributing to the rise in expenses were regulatory assessments, which increased from $550,000 to $799,000, and professional fees, which rose to $1.07 million from $729,000. These increases reflect heightened compliance efforts, and the specialized expertise required to scale our services.

Additionally, occupancy and equipment expenses increased from $773,000 to $884,000, while other noninterest expenses rose from $2.27 million to $3.33 million.

These investments in talent, technology, and compliance are part of our long-term strategy to position the Company for sustainable growth, allowing us to serve a broader client base while advancing past our goal of becoming a $1 billion institution.

Loans and Credit Quality

(Dollars in thousands)

	December 31, 2024	December 31, 2023	% Change
Gross Loans	$804,240	$680,071	18.2%
Less: Net Deferred Loan Fees and Costs	$(595)	$(1,294)	(54)%
Less: Allowance for Credit Losses	$(8,660)	$(7,683)	12.7%
Loans, Net	$794,985	$671,094	18.5%

Change in Allowance for Credit Losses

(Dollars in thousands)

Loan Type	Beginning Balance	Credit Loss Expense (Income)	Charge-offs	Recoveries	Ending Balance
Year Ended December 31, 2024					$8,660
Residential Real Estate	$1,020	$94	$—	$—	$1,114
Multi-Family Real Estate	$1,041	$(255)	$—	$—	$786
Commercial Real Estate	$3,793	$(1,088)	$—	$—	$2,705
Land and Construction	$1,019	$996	$—	$—	$2,015
Commercial	$281	$1,411	$(17)	$—	$1,675
Consumer	$529	$1,214	$(1,760)	$382	$365

Loan Type	Beginning Balance	ACL adoption of Topic 326	Credit Loss Expense (Income)	Charge-offs	Recoveries	Ending Balance
Year Ended December 31, 2023						$7,683
Residential Real Estate	$768	$33	$219	$—	$—	$1,020
Multi-Family Real Estate	$748	$327	$(34)	$—	$—	$1,041
Commercial Real Estate	$3,262	$(367)	$898	$—	$—	$3,793
Land and Construction	$173	$278	$568	$—	$—	$1,019
Commercial	$277	$(262)	$250	$(71)	$87	$281
Consumer	$565	$209	$1,858	$(2,371)	$268	$529

Year Ended December 31

(Dollars in thousands)

	December 31, 2024	December 31, 2023	% Change December 31, 2023
Allowance for Credit Losses	$8,660	$7,683	12.7%

As of December 31, 2024, gross loans reached $804.2 million, a significant increase of 18.2% from $680.1 million at the end of December 2023. After accounting for net deferred loan fees and costs, which decreased by 54.0% to $(595,000), and an increase of 12.7% in the allowance for credit losses, total net loans amounted to $795.0 million, reflecting an 18.5% rise from $671.1 million at the close of 2023.

The allowance for credit losses at the end of December 2024 stands at $8.66 million, up 12.7% from $7.68 million as of December 31, 2023. This increase reflects a combination of credit loss expense adjustments and recoveries across different loan categories. The breakdown of the allowance for credit losses reveals the following key changes for the year ended December 31, 2024:

● Residential Real Estate: Increased to $1.11 million from $1.02 million, reflecting additional allowances following a credit loss expense of $94,000.

● Multi-Family Real Estate: Decreased to $786,000 from $1.04 million, primarily due to a $(255,000) credit recovery.

● Commercial Real Estate: Declined to $2.71 million from $3.79 million, driven by a $(1.09) million credit recovery.

● Land and Construction: Increased to $2.02 million from $1.02 million, reflecting a credit loss expense of $996,000.

● Commercial Loans: Increased to $1.68 million from $281,000, after a credit loss expense of $1.41 million and charge-offs of $17,000.

● Consumer Loans: Declined to $365,000 from $529,000, as charge-offs of $1.76 million were partially offset by recoveries of $382,000 and a credit loss expense of $1.21 million.

As of December 31, 2024, the allowance for credit losses stands at 1.08% of total loans and covers 115% of nonperforming loans, which totaled $7.5 million. This strong coverage underscores the Company’s commitment to prudent risk management and credit quality oversight, ensuring it remains well-positioned to manage potential risks as it continues its strong growth trajectory.

Deposits

Deposits Summary

Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2024	December 31, 2023	% Change December 31, 2024 vs. December 31, 2023
Total Deposits	$772,195	$639,581	20.7%
Noninterest-bearing demand deposits	$211,900	$194,892	8.7%
Savings, NOW, and money-market deposits	$278,355	$322,932	-13.8%
Time deposits	$281,940	$121,757	131.2%

Deposits Summary

Year Ended December 31

(Dollars in thousands)

	December 31, 2024	December 31, 2023	% Change December 31, 2024 vs. December 31, 2023
Net Increase in Deposits	$132,614	$131,682	.71%

Interest Rates on Deposits

(Dollars in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Interest-bearing Deposits:
Savings, NOW, and money-market deposits averages	$322,507	$189,286
Interest Expense on Savings, NOW, and money-market deposits	$9,910	$4,315
Time Deposits averages	$248,676	$185,727
Interest Expense on Time Deposits	$13,053	$7,284

Deposit Composition

(Percentage of Total Deposits)

	December 31, 2024	December 31, 2023
Uninsured Deposits to Total Deposits	27.6%	28.9%
Noninterest Deposits to Total Deposits	27.4%	30.5%

Total deposits reached $772.2 million as of December 31, 2024, reflecting a 20.7% increase from $639.6 million on December 31, 2023. This growth was driven by an 8.7% increase in noninterest-bearing demand deposits, which rose to $211.9 million from $194.9 million. However, savings, NOW, and money-market deposits declined 13.8% to $278.4 million, compared to $322.9 million at the end of the previous year. The net increase in deposits for the year totaled $132.6 million, slightly above the $131.7 million increase recorded in 2023. Uninsured deposits accounted for 27.6% of total deposits as of December 31, 2024, down from 28.9% at the end of 2023, while noninterest deposits made up 27.4%, compared to 30.5% in the prior year.

Capital Requirements to be Well Capitalized

(Dollars in thousands)

			To Be Well Capitalized
			Under Prompt Corrective
			Action Regulations (CBLR
	Actual		Framework)
	Amount	%	Amount	%
As of December 31, 2024:
Tier 1 Capital to Total Assets	$107,112	10.91%	$88,381	9.00%

As of December 31, 2023:
Tier 1 Capital to Total Assets	$74,999	10.00%	$67,499	9.00%

As of December 31, 2024, the Bank’s Tier 1 capital totaled $107.1 million, representing a Tier 1 capital to total assets ratio of 10.91%. This marks an increase from $75.0 million and a ratio of 10.00% as of December 31, 2023. Tier 1 capital is more than $18.7 million dollars greater than is required to meet the CBLR Framework.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with the integration of acquired websites, possible inadvertent infringement of third-party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward-looking statements speak only as to the date they are made, and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations & Corporate Relations

Contact: Seth Denison

Telephone: (305) 401-4140

Email: SDenison@OptimumBank.com

Select Financial Data

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31,
	2024	2023
Assets:
Cash and due from banks	$13,982	$14,009
Interest-bearing deposits with banks	79,648	62,654
Total cash and cash equivalents	93,630	76,663
Debt securities available for sale	22,773	24,355
Debt securities held-to-maturity (fair value of $247 and $326)	281	360
Loans, net of allowance for credit losses of $8,660 and $7,683	794,985	671,094
Federal Home Loan Bank stock	2,929	3,354
Premises and equipment, net	2,062	1,375
Right-of-use lease assets	2,679	2,161
Accrued interest receivable	3,348	2,474
Deferred tax asset	3,001	2,903
Other assets	7,245	6,515

Total assets	$932,933	$791,254
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$211,900	$194,892
Savings, NOW and money-market deposits	278,355	322,932
Time deposits	281,940	121,757

Total deposits	772,195	639,581

Federal Home Loan Bank advances	50,000	62,000
Federal Reserve Bank advances	—	13,600
Operating lease liabilities	2,774	2,248
Other liabilities	4,780	3,818

Total liabilities	829,749	721,247

Commitments and contingencies (Notes 8 and 14)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized:	—	—
Series A Preferred, no par value, no shares issued and outstanding	—	—
Series B Convertible Preferred, no par value, 1,520 shares authorized, 1,360 shares issued and outstanding	—	—
Series C Convertible Preferred, no par value, 4,000,000 shares authorized, 525,641 and 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized, 11,636,092 and 7,250,219 shares issued and outstanding	116	72
Additional paid-in capital	111,485	91,221
Accumulated deficit	(2,847)	(15,971)
Accumulated other comprehensive loss	(5,570)	(5,315)

Total stockholders’ equity	103,184	70,007
Total liabilities and stockholders’ equity	$932,933	$791,254

Consolidated Statements of Earnings

(In thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Interest income:
Loans	$52,051	$31,759
Debt securities	652	686
Other	6,926	3335

Total interest income	59,629	35,780

Interest expense:
Deposits	22,963	11599
Borrowings	1,976	468

Total interest expense	24,939	12067

Net interest income	34,690	23,713

Credit loss expense	2,222	4,047

Net interest income after credit loss expense	32,468	19,666

Noninterest income:
Service charges and fees	3,780	3,329
Other	843	123

Total noninterest income	4,623	3,452

Noninterest expenses:
Salaries and employee benefits	11,103	8,261
Professional fees	1,073	729
Occupancy and equipment	884	773
Data processing	2,273	1699
Regulatory assessment	799	550
Litigation Settlement	—	375
Other	3,328	2,274

Total noninterest expenses	19,460	14,661

Net earnings before income taxes	17,631	8,457

Income tax expense	4,507	2,174

Net earnings	$13,124	$6,283

Net earnings per share - Basic	$1.39	$0.87
Net earnings per share - Diluted	1.33	0.87

Consolidated Statements of Comprehensive Income

(In thousands)

	Year Ended
	December 31,
	2024	2023

Net earnings	13,124	$6,283

Other comprehensive Income (loss):
Change in unrealized loss on debt securities:
Unrealized (loss) gain arising during the year	(367)	680
Amortization of unrealized loss on debt securities transferred to held-to-maturity	2	5

Other comprehensive (loss) Income before income taxes	(365)	685

Deferred income taxes	110	(174)

Total other comprehensive (loss) Income	(255)	511

Comprehensive income	12,869	$6,794